EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Odyssey Marine Exploration, Inc. on Form S-2 of our report dated April 22, 2003, which appears on page F-2 of the Annual Report on Form 10-KSB of Odyssey Marine Exploration, Inc. for the year ended February 28, 2003. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ Ferlita, Walsh & Gonzalez, P.A.

Ferlita, Walsh & Gonzalez, P.A.
Certified Public Accountants
Tampa, Florida

September 25, 2003